NEWS RELEASE

Contact: Alliance Data

Ed Heffernan

Analysts/Investors

972.348.5196

eheff@alldata.net

Shelley Whiddon – Media

972.348.4310

swhiddon@alldata.net

ALLIANCE DATA SIGNS LONG-TERM RENEWAL AGREEMENT WITH
THE ROOM PLACE AT HARLEM FURNITURE

DALLAS, Texas, May 31, 2006 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that it has signed a long-term renewal agreement to continue providing private label credit card services for The Room Place at Harlem Furniture. The multi-channel retailer, which has been in operation for nearly 100 years, offers high-quality home furniture through 16 locations in the greater Chicago area, as well as on-line. Harlem Furniture posted 2005 sales of more than $185 million and is listed by Furniture Today magazine as a “Top 100 U.S. Furniture Retailer.”

Under terms of the agreement, Alliance Data will continue providing Harlem Furniture with private label credit card services including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services.

“Our private label credit program with Alliance Data continues to support our ongoing growth and development initiatives, as the program has directly impacted sales growth over the years,” said Bruce Berman, chief executive officer, Harlem Furniture. “Alliance Data understands the unique needs of our diverse customer base, and has created a tailored suite of credit plans specifically designed to provide value to a wide range of customers. This customer insight and their shared focus on customer service help us ensure that every customer experience is a great one.”

“Harlem Furniture is committed to delivering exceptional quality and value to their customers – in every aspect of their business,” said Ivan Szeftel, president of Retail Services for Alliance Data. “Based upon these high standards, this contract extension is a meaningful endorsement of our partnership – both of past achievements and of future opportunities. Together we have created a program that has proven to be quite a success with Harlem Furniture’s customers and an integral component of its growth strategy. We look forward to continuing our contribution of sales-driving customer insights and solutions that will help Harlem Furniture achieve their business goals.”

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceDataSystems.com.

About The Room Place at Harlem Furniture
The Room Place at Harlem Furniture (“The Room Place”) is a leading retailer in the Chicago furniture and bedding market. Headquartered in Lombard, Illinois, The Room Place has grown from a single store in 1985 to a 16 store chain today. The Room Place sells a full line of high quality, fashionable furniture, bedding and accessories in a variety of styles aimed at Chicago’s “middle market” consumers. More information is available at www.theroomplace.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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